EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

BK Technologies Corporation

West Melbourne, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-218765 and Registration No. 333-147354) and Form S-3 (Registration No. 333-251307) of BK Technologies Corporation of our report dated March 17, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ MSL, P.A.

Orlando, Florida

March 17, 2022